DEVELOPMENT AGREEMENT


    AGREEMENT made as of June __, 1996 by and between MAIN EVERETT HOUSING L.P., a New York limited partnership (the "Partnership") and R&D YOUNG DEVELOPERS, LLC, a New York limited liability company (the "Developer").

Recitals

    1. The Partnership was formed to acquire, rehabilitate, develop, improve, maintain, own, operate, lease, dispose of and otherwise deal with an apartment project located in New Rochelle, New York, known as the Main St. and Everett St. Apartments (the "Apartment Complex").

    2. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the First Amended and Restated Agreement of Limited Partnership of the Partnership of even date herewith (the "Partnership Agreement").

    3. The Apartment Complex, following the completion of rehabilitation, is expected to constitute a "qualified low-income housing project" (as defined in Section 42(g)(1) of the Code).

    4. The Developer has already provided and will continue to provide certain services with respect to the Apartment Complex during the acquisition, development, rehabilitation and initial operating phases thereof.

    5. In consideration for such services, past and future, the Partnership has agreed to pay to the Developer certain fees computed and paid in the manner stated herein.

    NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

    Section 1.     Defined Terms.

    "Development Advances" has the meaning set forth in Section 2.

    "Development Costs" means any and all costs and expenses necessary to
(i) cause the rehabilitation of the Apartment Complex to be completed, in a good and workmanlike manner, free and clear of all mechanics', materialmen's or similar liens, in accordance with the Plans and Specifications, (ii) equip the Apartment Complex with all necessary and appropriate fixtures, equipment and articles of personal property (including, without limitation, refrigerators and ranges), (iii) obtain all required certificates of occupancy for the apartment units and other space in the Apartment Complex, (iv) pay the Development Fee, (v) finance the rehabilitation of the Apartment Complex and achieve Permanent Mortgage Commencement in accordance with the provisions of the Project Documents, (vi) discharge all Partnership liabilities and obligations arising out of any casualty generating insurance proceeds for the Partnership, (vii) fund any Partnership reserves required hereunder or under any of the Project Documents, (viii) repay and discharge the Construction Loan, and (ix) pay any other costs or expenses necessary to achieve the Completion Date and Permanent Mortgage Commencement.

    "Specified Proceeds" means (i) the proceeds of all Mortgage Loans, (ii) the net rental income, if any, generated by the Apartment Complex prior to Permanent Mortgage Commencement which is permitted by the Lenders to be applied to the payment of Development Costs, (iii) the Capital Contributions of the Investment Limited Partner and the Special Limited Partner, (iv) the Capital Contributions of the General Partner in the amounts set forth in Schedule A of the Partnership Agreement as of the Admission Date plus such additional Capital Contributions as are made from time to time thereafter by the General Partner, and (v) any insurance proceeds arising out of casualties occurring prior to Permanent Mortgage Commencement.

    Section 2.     Obligation to Complete Rehabilitation and to Pay Development
Costs.

    The Developer shall complete the rehabilitation of the Apartment Complex or cause the same to be completed in a good and workmanlike manner, free and clear of all mechanics', materialmen's or similar liens and shall equip the Apartment Complex or cause the same to be equipped with all necessary and appropriate fixtures, equipment and articles of personal property, including without limitation, refrigerators and ranges, provided for in the Project Documents and the Plans and Specifications. The Developer also shall cause the achievement of Permanent Mortgage Commencement in accordance with the terms of the Partnership Agreement. If the Specified Proceeds as available from time to time are insufficient to pay all Development Costs and achieve Permanent Mortgage Commencement, the Developer shall advance or cause to be advanced to the Partnership from time to time as needed all such funds as are required to pay such deficiencies. Any such advances ("Development Advances") shall, to the extent permitted under the Project Documents and any applicable Regulations or requirements of any Lender or Agency (or otherwise with any Requisite Approvals), be reimbursed at or prior to Permanent Mortgage Commencement only out of Specified Proceeds available from time to time after payment of all Development Costs. Any balance of the amount of each Development Advance not reimbursed through Permanent Mortgage Commencement shall not be reimbursable, shall not be credited to the Capital Account of any Partner, or otherwise change the interest of any Person in the Partnership, but shall be borne by the Developer under the terms of this Agreement.

    Section 3.     Development Services.

    (a) The Developer has heretofore performed, or caused to be performed, certain services relating to the acquisition and development of the Apartment Complex and shall continue to oversee the rehabilitation and development of the Apartment Complex, and shall perform the services and carry out the responsibilities with respect to the Apartment Complex as are set forth herein, and such additional duties and responsibilities as are reasonably within the general scope of such services and responsibilities and are designated from time to time by the General Partner.

    (b) The Developer's services shall be performed in the name and on behalf of the Partnership and shall consist of the duties set forth in subparagraphs (i)-(xv) below of this Section 3(b) and as provided elsewhere in this Agreement; provided, however, that if the performance of any duty of the Developer set forth in this Agreement is beyond the reasonable control of the Developer, the Developer shall nonetheless be obligated to (i) use its best efforts to perform such duty and (ii) promptly notify the General Partner that the performance of such duty is beyond its reasonable control. The Developer has performed, caused to be performed or shall perform or cause to be performed the following:

    (i) Negotiate and cause to be executed in the name and on behalf of the Partnership any agreements for architectural, engineering, testing, construction or legal or consulting services for the Apartment Complex, and any agreements for the rehabilitation of any improvements or tenant improvements to be constructed or installed by the Partnership or the furnishing of any supplies, materials, machinery or equipment therefor, or any amendments thereof, provided that no agreement shall be executed nor binding commitment made until the terms and conditions thereof and the party with whom the agreement is to be made have been approved by the General Partner unless the terms, conditions, and parties comply with guidelines issued by the General Partner concerning such agreements;

    (ii) Advise the Partnership as to the steps necessary to qualify the Apartment Complex during the compliance period defined in Section 42(i)(1) of the Code as a "qualified low-income housing project" under Section 42(g)(1) of the Code;

    (iii) Assist the Partnership in preparing and processing an application for a low-income housing tax credit allocation for the Apartment Complex under Section 42 of the Code;

    (iv) Advise the Partnership as to federal, state and local subsidy programs available for the Apartment Complex;

    (v) Establish and implement appropriate administrative and financial controls for the design and rehabilitation of the Apartment Complex, including but not limited to:

    (A)  coordination and administration of the Apartment
Complex architect, the general contractor, and other contractors, professionals and consultants employed in connection with the design or rehabilitation of the Apartment Complex;

    (B) administration of any construction contracts on behalf of the Partnership;

              (C)  participation in conferences and the
rendering of such advice and assistance as will aid in developing economical, efficient and desirable design and rehabilitation procedures;

              (D)  the rendering of advice and
recommendations as to the selection of general contractor, subcontractors and suppliers;

              (E)  the review and submission to the General
Partner for approval of all requests for payments under any architectural agreement, general contractor's agreement, or any loan agreements with any lending institutions providing funds for the benefit of the Partnership for the design or rehabilitation of any improvements;

              (F)  the submission of any suggestions or
requests for changes which could in any reasonable manner improve the design, efficiency or cost of the Apartment Complex and of which it becomes aware;

              (G) applying for and maintaining in full force and effect any and all governmental permits and approvals required of the Partnership for the lawful rehabilitation of the Apartment
Complex;

              (H) compliance with all terms and conditions applicable to the Partnership or the Apartment Complex contained in any governmental permit or approval required or obtained by the Partnership for the lawful rehabilitation of the Apartment
Complex, or in any insurance policy affecting or covering the Apartment Complex, or in any surety bond obtained by the Partnership in connection with the Apartment Complex;

              (I)  furnishing such consultation and advice
relating to the Apartment Complex as may be reasonably requested from time to time by the General Partner and which is within the Developer's area of expertise and experience;

              (J) keeping the General Partner fully informed on a regular basis of the progress of the design and rehabilitation of the Apartment Complex, including the preparation of such reports as are provided for herein or as may reasonably be requested by the General Partner and which are of a nature generally requested or expected of construction managers or similar owner's representatives on similar projects;

              (K) giving or making as agent or attorney-in-fact for the Partnership the Partnership's instructions, requirements, approvals and payments (out of Partnership funds) provided for in the agreements with the Apartment Complex architect, general contractor, and other contractors, professionals and consultants retained for the Apartment Complex;
and

              (L)  at the Partnership's expense, filing on
behalf of and as the attorney-in-fact for the Partnership any notices of completion required or permitted to be filed upon the completion of any improvement(s) and taking such actions as may be required to obtain any certificates of occupancy or equivalent documents required to permit the occupancy of the Apartment Complex.

    (vi) Inspect the progress of the course of the
rehabilitation of the Apartment Complex,  including   verification
of the materials and labor being furnished to and on such rehabilitation so as to be fully competent to approve or disapprove requests for payment made by the Apartment Complex architect and the general contractor, or by any other parties with respect to the design or rehabilitation of the Apartment Complex, and in addition to verify that the rehabilitation is being carried out substantially in accordance with the Plans and Specifications approved by the General Partner or, in the event that the rehabilitation is not being so carried out, to promptly notify the General Partner;

    (vii) If requested to do so by the General Partner, perform or cause to be performed on behalf of the Partnership all obligations of the Partnership with respect to the design or rehabilitation of the Apartment Complex contained in any loan agreement or security agreement entered into in connection with any construction or long-term financing for the Apartment Complex, or in any lease or rental agreement relating to space in the Apartment Complex, or in any agreement entered into with any governmental body or agency relating to the terms and conditions of such rehabilitation, provided that copies of such agreements have been provided by the Partnership to the Developer or the Partnership has otherwise notified the Developer in writing of such obligations;

    (viii) To the extent requested to do so by the General Partner, prepare and distribute to the General Partner a critical path schedule, and periodic updates thereto as necessary to reflect any material changes, but in any event not less frequently than quarterly, other design or rehabilitation cost estimates as required by the General Partner, and financial accounting reports, including monthly progress reports on the quality, progress and cost of the rehabilitation and recommendations as to the drawing of funds from any loans arranged by the Partnership to cover the cost of design and rehabilitation of the Apartment Complex, or as to the providing of additional capital contributions should such loan funds for any reason be unavailable or inadequate;

    (ix) At the Partnership's expense, obtain and maintain insurance coverage for the Apartment Complex, the Partnership, and the Developer and its employees, at all times until final completion of the rehabilitation of the Apartment Complex, in accordance with an insurance schedule approved by the General Partner, which insurance shall include general public liability insurance covering claims for personal injury, including but not limited to bodily injury, or property damage, occurring in or upon the Property or the streets, passageways, curbs and vaults adjoining the Property. Such insurance shall be in a liability amount approved by the General Partner;

    (x) Comply with all applicable present and future laws, ordinances, orders, rules, regulations and requirements (hereinafter in this subparagraph (x) called "laws") of all federal, state and municipal governments, courts, departments, commissions, boards and offices, any national or local Board of Fire Underwriters or Insurance Services Offices having jurisdiction in the county in which the Apartment Complex is located or any other body exercising functions similar to those of any of the foregoing, or any insurance carriers providing any insurance coverage for the Partnership or the Apartment Complex, which may be applicable to the Apartment Complex or any part thereof. Any such compliance undertaken by the Developer on behalf of and in the name of the Partnership, in accordance with the provisions of this Agreement, shall be at the Partnership's expense. The Developer shall likewise ensure that all agreements between the Partnership and independent contractors performing work in connection with the Apartment Complex shall include the agreement of said independent contractors to comply with all such applicable laws;

    (xi) Assemble and retain all contracts, agreements and other records and data as may be necessary to carry out the Developer's functions hereunder. Without limiting the foregoing, the Developer will prepare, accumulate and furnish to the General Partner and the appropriate governmental authorities, as and when requested, data and information sufficient to identify the market value of improvements in place as of each real property tax lien date, and will make application for appropriate exclusions from the capital costs of the Apartment Complex for purposes of real property ad valorem taxes;

    (xii) Coordinate and administer the design and rehabilitation of all interior tenant improvements to the extent required under any leases or other occupancy agreements to be constructed or furnished by the Partnership with respect to the initial leasing of space in the Apartment Complex, whether involving building standard or non-building standard work;

    (xiii) Use its best efforts to cause the timely completion of the Apartment Complex in accordance with the approved Plans and Specifications and the time schedules for such completion approved by the General Partner;

    (xiv) At the direction of the General Partner, implement any decisions of the General Partner made in connection with the design, rehabilitation and development of the Apartment Complex or any policies and procedures relating thereto, exclusive of leasing activities; and

    (xv) Perform and administer , or cause to be performed or administered, any and all other services and responsibilities of the Developer which are set forth in any other provisions of this Agreement, or which are reasonably requested to be performed by the General Partner and are within the scope of the services described herein.

    Section 4.     Limitations and Restrictions.

    Notwithstanding any provisions of this Agreement, the Developer shall not take any action, expend any sum, make any decision, give any consent, approval or authorization, or incur any obligation with respect to any of the following matters unless and until the same has been approved by the General
Partner:

    (a) Approval of all construction and architectural contracts and all architectural plans, specifications and drawings prior to the rehabilitation and/or alteration of any improvements contemplated thereby, except for such matters as may be expressly delegated in writing to the Developer by the General Partner;

    (b) Any proposed change in the work of the rehabilitation of the Apartment Complex, or in the Plans and Specifications therefor as previously approved by the General Partner, or in the cost thereof, or any other change which would affect the design, cost, value or quality of the Apartment Complex, except for such matters as may be expressly delegated in writing to the Developer by the General Partner;

    (c) Making any expenditure or incurring any obligation by or on behalf of the Partnership or the Apartment Complex involving a sum in excess of $25,000 or involving a sum of more than $5,000 where the same relates to a component part of any work, the combined cost of which exceeds $25,000, except for expenditures made and obligations incurred pursuant to and specifically set forth in a construction budget approved by the General Partner (the "Construction Budget"), any construction contract approved by the General Partner or for such matters as may be otherwise expressly delegated to the Developer by the General Partner;

    (d) Making any expenditure or incurring any obligation which, when added to any other expenditure, exceeds the Construction Budget or any line item specified in the Construction Budget, except for such matters as may be otherwise expressly delegated in writing to the Developer by the General Partner; or

    (e) Expending more than what the Developer in good faith believes to be the fair and reasonable market value at the time and place of contracting for any goods purchased or leased or services engaged on behalf of the Partnership or otherwise in connection with the Apartment Complex.

    Section 5.     Accounts and Records.

    (a) The Developer on behalf of the Partnership, shall keep or cause to be kept at the Partnership's expense such books of account and other records as may be required and approved by the General Partner, including, but not limited to, records relating to the costs of rehabilitation and rehabilitation advances. The Developer shall keep vouchers, statements, receipted bills and invoices and all other records, in the form approved by the General Partner, covering all collections, if any, disbursements and other data in connection with the Apartment Complex prior to the Completion Date. All accounts and records relating to the Apartment Complex, including all correspondence, shall be surrendered to the Partnership, upon demand without charge therefor.
    (b) The Developer shall cooperate with the Management Agent to facilitate the timely preparation by the Management Agent of such reports and financial statements as the Management Agent is required to furnish pursuant to the Management Agreement.

    (c) All books and records prepared or maintained by the Developer shall be kept and maintained at all times at the place or places approved by the General Partner, and shall be available for and subject to audit, inspection and copying by the Management Agent, the General Partner or any representative or auditor thereof or supervisory or regulatory authority, at the times and in the manner set forth in the Partnership Agreement.

    Section 6.     Development Fees.

    For its services in connection with the development of the Apartment Complex and the supervision of the rehabilitation of the Apartment Complex, and as reimbursement for Development Advances, the Developer shall receive a fee(or reimbursement, as the case may be) (the "Development Fee") in the amount of $191,500. The Development Fee shall be deemed to have been earned as and when the Developer's services are rendered and such Development Fee shall be paid out of Specified Proceeds. If Specified Proceeds are insufficient to pay the Development Fee, such unpaid amounts shall be paid out of Cash Flow distributable pursuant to Section 10.2(a), Clause Fourth of the Partnership Agreement. In any event, the General Partner shall cause the Partnership to pay such Development Fee only after the payment of all Development Costs (other than the Development Fee). If the Development Fee has not been fully paid by the tenth anniversary of the Completion Date, the General Partner shall make a Capital Contribution to the Partnership in an amount sufficient to enable the Partnership to pay any unpaid portion of the Development Fee.

    Section 7.     Applicable Law.

    This Agreement, and the application or interpretation hereof, shall be governed by and construed in accordance with the laws of the State of New York.

    Section 8.     Binding Agreement.

    This Agreement shall be binding on the parties hereto, their heirs, executors, personal representatives, successors and assigns. As long as the Developer is not in default under this Agreement, the obligation of the Partnership to pay the Development Fee shall not be affected by any change in the identity of the General Partner of the Partnership or by the separate actions, agreement, or default of any other person or entity affiliated with or related to the Developer.

    Section 9.     Headings.

    All section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section.

    Section 10.    Terminology.

    All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, the singular shall include the plural, and vice versa as the context may require.

    Section 11.    Benefit of Agreement.

    The obligations and undertakings of the Developer set forth in this Agreement are made for the benefit of the Partnership and its Partners and shall not inure to the benefit of any creditor of the Partnership other than a Partner, notwithstanding any pledge or assignment by the Partnership of this Agreement or any rights hereunder.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


PARTNERSHIP:                          MAIN EVERETT HOUSING L.P., by
                                      its General Partner, EVERETT
                                      DEVELOPMENT, LLC


                                      By:



DEVELOPER:                            R & D YOUNG DEVELOPERS, LLC


                                      By:   /s/Robert C. Young

                                      Robert C. Young, Member